UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 31, 2006
(Date of earliest event reported)

NEXTPHASE WIRELESS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27339	88-0343832
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 S. Harbor Boulevard, Suite 500, Anaheim, California 92805
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (800) 748-5548
________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2006 NextPhase Wireless, Inc. borrowed $1,500,000 from Richard Strain and delivered to Mr. Strain a $2,300,000 Secured Convertible Promissory Note which reflected the $1,500,000 loan and an $800,000 loan which was made by Mr. Strain to NextPhase in 2005. The promissory note provides for payment of interest at the annual rate of six percent, payable quarterly in cash, or at the Lender’s option in shares of the company’s common stock valued at market price, but no more than $0.33 and no less than $0.15 per share.

The principal and any unpaid interest is payable on April 1, 2008. The lender has the right, at any time, to convert the unpaid principal plus interest into shares of the company’s common stock at the same value per share as the value of the shares issuable in payment of interest.

The company’s obligations under the promissory note are secured by a lien on all of the company’s and its subsidiaries’ assets pursuant to a Security Agreement between the company and Mr. Strain.

The company intends to use the $1,500,000 loan proceeds to close its subsidiary SpeedFactory, Inc.’s previously reported acquisition of assets from Synkronus, Inc.

FORWARD LOOKING STATEMENTS

Certain information contained in this report may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that act. The safe harbor created by the Securities Litigation Reform Act will not apply to certain “forward looking statements” because we issued “penny stock” (as defined in Section 3(a)(51) of the Securities Exchange Act of 1934 and Rule 3a51-1 under the Exchange Act) during the three year period receding the date(s) on which those forward looking statements were first made, except to the extent otherwise specifically provided by rule, regulation or order of the Securities and Exchange Commission. We caution readers that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this Report or which are otherwise made by or on behalf of us. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may”, “will”, “expect”, “believe”, “explore”, “consider”, “anticipate”, “intend”, “could”, “estimate”, “plan”, “propose” or “continue” or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties associated with:

•	our ability to generate sufficient cash to satisfy our interest payment and principal repayment obligations under our promissory note to Richard Strain and to pay our creditors,

•	risks that the SpeedFactory Asset Purchase Agreement will not close,

•	risks that we will not close the financing to fund the purchase price under the Asset Purchase Agreement,

•	the ability to successfully integrate the SpeedFactory operations that we will acquire under the SpeedFactory Asset Purchase Agreement into our operations if we close,

•	the ability to retain customers we will acquire under the SpeedFactory Asset Purchase Agreement if we close,

•	our ability to raise capital necessary to sustain our anticipated operations and implement our proposed business plan,

•	our ability to implement our proposed business plan,

•
the introduction of new broadband connectivity technologies by our competitors that may have advantages over our planned products and may make our planned products less attractive to our potential customers,

•	our ability to identify and complete acquisitions and successfully integrate the businesses we acquire, if any,

•	our ability to employ and retain qualified management and employees,

•	our dependence on the efforts and abilities of our current employees and executive officers,

•	changes in government regulations that are applicable to our anticipated business,

•	changes in the demand for our services,

•	the degree and nature of our competition,

•	our lack of diversification of our business plan,

•	the general volatility of the capital markets and the establishment of a market for our shares, and

•
disruption in the economic and financial conditions primarily from the impact of past terrorist attacks in the United States, threats of future attacks, police and military activities overseas and other disruptive worldwide political events.

We are also subject to other risks detailed from time to time in other Securities and Exchange Commission filings and elsewhere in this report. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 5, 2006

NEXTPHASE WIRELESS, INC.

By:	/s/ Robert M. Ford
Robert M. Ford, Chief Executive Officer